Exhibit 6.36

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Second Amendment to Credit and Security Agreement (this "Amendment") is made and entered into effective as of January 15, 2026, by and among **COYUCHI, INC.**, a California corporation ("Coyuchi"; together with each other Person that joins the Credit Agreement (as hereinafter defined) from time to time as a Borrower, each a "Borrower" and collectively, the "Borrowers"), the Lenders (as hereinafter defined) party hereto, and **ABL OPCO LLC**, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the "Administrative Agent").

RECITALS:

WHEREAS, the Administrative Agent, the financial institutions from time to time party thereto as lenders (collectively, the "Lenders"), and the Borrowers from time to time party thereto are parties to a certain Credit and Security Agreement dated June 5, 2025, as amended by that certain First Amendment to Credit and Security Agreement, dated as of October 16, 2025 (collectively, as at any time heretofore amended, the "Credit Agreement") pursuant to which the Lenders have made loans and other financial accommodations to the Borrowers; and

WHEREAS, the parties desire to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.2 of the Credit Agreement is hereby amended by adding the following new defined term in appropriate alphabetical order therein:

"'Second Amendment Effective Date' means January 15, 2026."

(b) Section 1.2 of the Credit Agreement is hereby further amended by deleting the definition of "Borrowing Base" appearing therein in its entirety and substituting in lieu thereof the following new definition of "Borrowing Base" to read in its entirety as follows:

"'Borrowing Base' means, at any time, the sum of

(a) ninety percent (90%) of each Borrower's Eligible Accounts; provided, that, no Accounts shall be included in the Borrowing Base until such time, if any, as the Administrative Agent (i) has approved (in its Discretion) the inclusion of Accounts in the Borrowing Base, and (ii) has received a satisfactory field examination with respect to such Accounts from an examiner acceptable to the Administrative Agent in its Discretion; plus

(b) determined on a category-by-category and Borrower-by-Borrower basis, the product of eighty-five percent (85%) multiplied by the Net Orderly

Liquidation Value of each Borrower's Eligible Inventory (excluding any Eligible Amazon Inventory); plus

(c) the lesser of (i) $1,000,000 and (ii) determined on a category-by-category and Borrower-by-Borrower basis, the product of eighty-five percent (85%) multiplied by the Net Orderly Liquidation Value of each Borrower's Eligible In-Transit Inventory; plus

(d) the lesser of (i) $500,000 and (ii) determined on a category-by-category and Borrower-by-Borrower basis, the product of eighty-five percent (85%) multiplied by the Net Orderly Liquidation Value of each Borrower's Eligible Amazon Inventory; plus

(e) the lesser of (i) one hundred percent (100%) of the Coyuchi Qualified Cash, and (ii) One Million Two Hundred Thousand and No/100 Dollars ($1,200,000); minus

(f) Reserves.

The Administrative Agent may in its Discretion reduce the advance rates, adjust Reserves, or reduce one or more of the elements used to compute the Borrowing Base."

(c) Section 1.2 of the Credit Agreement is hereby further amended by deleting the definition of "First Amendment Investor Notes" appearing therein in its entirety and substituting in lieu thereof the following new definition of "First Amendment Investor Notes" to read in its entirety as follows:

"'First Amendment Investor Notes' means, collectively, (a) the Promissory Note, dated as of the First Amendment Effective Date with respect to an original principal amount of Seven Hundred and Fifty Thousand and No/100 Dollars ($750,000), made by Coyuchi and Kevin Brine and Jessica Smith (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, or on or after the date hereof as permitted by this Agreement and the applicable Subordination Agreement); provided, that, for the avoidance of doubt, such note shall not be deemed to be a part of, or a modification to, the Original Brine Note (as such term is defined in the defined term "Subordinated Loan Documents), and shall not be subject to the same payment conditions that apply to the Original Brine Note, (b) the Promissory Note, dated as of the First Amendment Effective Date with respect to an original principal amount of Two Hundred and Fifty Thousand and No/100 Dollars ($250,000), made by Coyuchi and the Stewart Family Living Trust (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, or on or after the date hereof as permitted by this Agreement and the applicable Subordination Agreement), (c) the Promissory Note, dated as of the First Amendment Effective Date with respect to an original principal amount of One Hundred Thousand and No/100 Dollars ($100,000), made by Coyuchi and Kevin Surace (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, or on or after the date hereof as permitted by this Agreement and the applicable Subordination Agreement), and (d) the Promissory Note, dated as of the Second Amendment Effective Date with respect to an original principal amount of One Hundred Thousand and No/100 Dollars ($100,000), made by Coyuchi and Marc Baer (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, or on or after the date hereof as permitted by this Agreement and the applicable Subordination Agreement) (the 'Baer Note')."

(d) Section 1.2 of the Credit Agreement is hereby further amended by deleting the definition of "First Amendment Investors" appearing therein in its entirety and substituting in lieu thereof the following new definition of "First Amendment Investors" to read in its entirety as follows:

> "'First Amendment Investors' means, collectively, (a) Kevin Brine and Jessica Smith; provided, that, for the avoidance of doubt, any reference in this Agreement to 'Brine' shall not be deemed include Kevin Brine and Jessica Smith, in their capacities as First Amendment Investors, (b) the Stewart Family Trust, (c) Kevin Surace, and (d) Marc Baer."

(e) Section 4.15 of the Credit Agreement is hereby amended by deleting clause (i)(v) appearing therein in its entirety and substituting in lieu thereof the following new clause (i)(v) to read in its entirety as follows:

> "(v) *Coyuchi Control Agreement.* For the avoidance of doubt, all funds in the Coyuchi Deposit Account are the Administrative Agent's exclusive property and are subject to the Administrative Agent's sole control. Borrowers do not have control over or any interest in the Coyuchi Deposit Account; provided, however, only on or after the occurrence Event of Default, the Administrative Agent may, in its sole discretion, sweep all or any portion of the funds on deposit at such time in the Coyuchi Deposit Account for application to the Obligations in the order and manner the Administrative Agent determines in its discretion.
>
> At any time on or after February 27, 2026, Borrowers may request that the Administrative Agent release all or a portion of the Coyuchi Qualified Cash for the purpose of repaying all or a portion of the Subordinated Loans evidenced by the First Amendment Investor Notes and the Administrative Agent shall so release such funds; provided, that, Borrowers shall not make any such request or repayment unless Borrowers have Undrawn Availability of at least One Hundred Thousand and No/100 Dollars ($100,000) after giving effect to any such withdrawal and repayment. For the avoidance of doubt, any reduction in Coyuchi Qualified Cash shall result in a corresponding reduction of the Coyuchi Qualified Cash included in clause (e) of the definition of 'Borrowing Base.'"

(f) Section 7.20 of the Credit Agreement is hereby amended by deleting clause (g) appearing therein in its entirety and substituting in lieu thereof the following new clause (g) to read in its entirety as follows:

> "(g) Notwithstanding anything in this Section 7.20 to the contrary, with respect to the First Amendment Investor Notes, the Borrowers may (i) make regularly scheduled payments of interest and fees in the form of an increase in the principal amount of such First Amendment Investor Notes (in lieu of cash payments), at the rate of interest specified in the First Amendment Investor Notes, in each case, as in effect on the First Amendment Effective Date and/or the Second Amendment Effective Date, in each case so long as all such amounts are at all times subordinate and junior in right of payment to the Obligations, and (ii) subject to Section 4.15(i)(v) hereof, repay the First Amendment Investor Notes on or after February 27, 2026 from amounts constituting the Coyuchi Qualified Cash so long as (A) no Event of Default has occurred and is continuing, and (B) Borrowers have Undrawn Availability of at least One Hundred Thousand and No/100 Dollars ($100,000) after giving effect to any such repayment."

3. Limited Consent. Notwithstanding anything to the contrary set forth in the Credit Agreement or the Subordination Agreements executed with respect to the First Amendment Investor Notes (including, without limitation, Section 3.1 of each such Subordination Agreement), the Administrative

Agent and each Lender party hereto hereby acknowledge that they have consented to the execution of each of the Investor Note Amendments (as hereinafter defined) and the modifications described therein, subject to Borrowers' compliance with the Credit Agreement (as modified by this Amendment). Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, each Borrower hereby agrees that it shall be required strictly to comply with all of the terms of the Credit Agreement and the other Loan Documents on and after the date hereof.

4. Ratification and Reaffirmation. Each Borrower party hereto hereby ratifies and reaffirms the Obligations, each of the Loan Documents, and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

5. Acknowledgments and Stipulations. Each Borrower party hereto acknowledges and stipulates that each of the Loan Documents executed by such Borrower creates legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby knowingly and voluntarily waived by such Borrower); the security interests and liens granted by such Borrower in favor of the Administrative Agent are duly perfected, first priority security interests and liens; and the unpaid principal amount of the Revolving Loans on and as of close of business on January 15, 2026, totaled $2,378,233.28.

6. Representations and Warranties. Each Borrower party hereto represents and warrants to the Administrative Agent and each Lender, to induce the Administrative Agent and each Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Credit Agreement are true and correct on and as of the date hereof.

7. Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

8. Breach of Amendment. This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

9. Conditions Precedent. The effectiveness of the amendments contained in Section 2 and the consent contained in Section 3 hereof is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to the Administrative Agent, unless satisfaction thereof is specifically waived in writing by the Administrative Agent:

(a) The Administrative Agent shall have received a counterpart of this Amendment, duly executed by each Borrower and each Lender;

(b) the Administrative Agent shall have received true, correct, and complete copies of amendments to all First Amendment Investor Notes (other than the Baer Note), evidencing that the maturity date of each such First Amendment Investor Note has been extended to February 28, 2026 (such amendments, the "Investor Note Amendments");

(c) the Administrative Agent shall have received a true, correct, and complete copy of the Baer Note;

(d) the Administrative Agent shall have received a duly executed Subordination Agreement from Marc Baer, in his capacity as a First Amendment Investor; and

(e) the Administrative Agent shall have received such other assurances, certificates, documents, consents, reports or opinions as Administrative Agent may reasonably require in connection with this Amendment.

10. Expenses of the Administrative Agent. The Borrowers agree to pay, **on demand**, all costs and expenses incurred by the Administrative Agent and each Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of the Administrative Agent and each Lender's legal counsel and any taxes, filing fees and other expenses associated with or incurred in connection with the execution, delivery or filing of any instrument or agreement referred to herein or contemplated hereby.

11. Release of Claims. To induce the Administrative Agent and each Lender to enter into this Amendment, each Borrower party hereto hereby RELEASES, ACQUITS AND FOREVER DISCHARGES the Administrative Agent and each Lender, and all affiliates, officers, directors, agents, attorneys, employees, successors and assigns of the Administrative Agent and each Lender, from any and all suits, demands, debts, liabilities, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown (collectively, "Claims") that any Borrower now has or ever had against the Administrative Agent and each Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower party hereto represents and warrants to the Administrative Agent and each Lender that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against the Administrative Agent or any Lender.

Each Borrower party hereto, on behalf of itself and its respective successors and assigns, further stipulates and agrees with respect to all Claims, that it hereby waives any and all provisions, rights, and benefits conferred by Cal. Civ. Code 1542 or any law of any state of the United States, or any principle of common law, which is similar, comparable, or equivalent to Cal. Civ. 1542, which provides: "a general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, that, if known by him or her, would have materially affected his or her settlement with the debtor or released party."

12. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

13. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

14. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15. **Further Assurances**. Each Borrower party hereto agrees to take such further actions as the Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

16. **Miscellaneous**. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto. This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

17. **Waiver of Jury Trial. To the fullest extent permitted by applicable law, each party hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment**.

[*Remainder of page intentionally blank; signature pages follow.*]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:

COYUCHI, INC.,
a California corporation

DocuSigned by:
By: Neil Kee
846FF41776B84DE...
Name: **Neil Kee**
Title: Chief Financial Officer

[Signatures continue on the following page.]

ADMINISTRATIVE AGENT:

ABL OPCO LLC,
a Delaware limited liability company

By: ______________________________
Name: Joe Curdy
Title: Managing Director

LENDERS:

AB LENDING SPV 2 LLC,
a Delaware limited liability company

By: ______________________________
Name: Joe Curdy
Title: Managing Director